SOURCE SCIENTIFIC, INC.

                                NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                                   TO BE HELD

                          Wednesday, February 21, 1996


TO THE SHAREHOLDERS OF SOURCE SCIENTIFIC, INC:

         You are cordially invited to attend the Annual Meeting of Shareholders of SOURCE SCIENTIFIC, INC. (the "Company"), which will be held at 7390 Lincoln Way, Garden Grove, California, on Wednesday, February 21, 1996, to consider and act upon the following matters:

         (1) The election of a Board of five Directors. The persons nomin-ated by the Board of Directors (John A. Karsten, Robert B. Lyons, Susan L. Preston, Richard A. Sullivan, and Thomas J. White) are described in the accompanying Proxy Statement.

         (2) Such other business as may properly come before the meeting or any adjournments thereof.

         Only Shareholders of record at the close of business on January 5, 1996, (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournments thereof.

         This Proxy Statement and the accompanying Proxy were mailed to Shareholders by American Stock Transfer and Trust Company, commencing January 15, 1996. The executive offices of the Company are located at 7390 Lincoln Way, Garden Grove, California 92641.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

                                              BY ORDER OF THE BOARD OF DIRECTORS
7390 Lincoln Way                               Catherine Curtis
Garden Grove, California 92641                 Secretary         January 5, 1996

                             SOURCE SCIENTIFIC, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                         To be held on February 21, 1996

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of SOURCE SCIENTIFIC, INC., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 7390 Lincoln Way, Garden Grove, California, at 3:00 p.m., Pacific time. A Proxy for the Annual Meeting is enclosed, by means of which you may direct your vote as to each of the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A Shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive office in Garden Grove, California, a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         January 5, 1996, has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. As of that date, the outstanding voting securities of the Company consisted of 15,520,476 shares of Common Stock (the "Common Stock"), and 1,555.3 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock upon all matters to be considered at the Annual Meeting, including the election of Directors, except if notice is provided at the Annual Meeting as described in the next paragraph, at which time the holders of Common Stock would have cumulative voting rights; holders of the Series C Preferred Stock are entitled to vote with the holders of Common Stock on an "as-converted" basis, and, at the Record Date, each outstanding share of Series C Preferred Stock was entitled to 1.45 votes. Unless the context otherwise requires, the term "Shareholder," when used in this Proxy Statement, refers both to holders of shares of the Common Stock and to holders of shares of the Series C Preferred Stock.

         If any Shareholder gives notice at the Annual Meeting prior to the voting for election of Directors that he or she intends to cumulate his or her votes, each Shareholder may cumulate his or her votes and (a) give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of Directors to be elected multiplied by the number of his or her shares or share equivalents, or (b) distribute his or her votes among as many candidates so nominated as he or she sees fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected as Directors.

PRINCIPAL SHAREHOLDERS. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Common Stock as of January 5, 1996, (i) assuming the exercise of all exerciseable outstanding warrants and options; (ii) assuming the conversion into Common Stock of all Series C Preferred stock outstanding; and (iii) assuming the conversion into Common Stock of all debentures, (a) by each person who is known by the Company to own beneficially more than five percent of the shares of the Company's Common Stock; (b) by each director or nominee of the Company; (c) by each of the Company's executive officers named in the Election of Directors section within this Proxy; (d) by all directors and officers as a group and (e) by holders of Series C Preferred Stock.

              Number of Common Shares Beneficially Owned (1)(2)(3)
              ------------------------------------------


                                                                                     Assuming Conversion of All
                                                             Without Reference to    Debentures and Series C
                                                                 the Series C         Preferred Stock, and Exercise
                                                                Preferred Stock        of all Warrants and Options
                                                             ----------------------   -----------------------------
Name                             Address                       Shares           %       Shares          %
----                             -------                       ------          ---      ------         ---

Stanley Becker, 55 East End Ave., #7, New York, NY (4)          2,164,166     14.07      2,164,166     14.07
Peter C. Yeung, 9 Rocky Glen, Irvine, CA 92641  (5, 6)          1,362,975      8.86      1,362,975      8.86
Max Goldring Trust, c/o Paul Garrett  (7)                       1,334,000      8.67      1,334,000      8.67
Tzium-Shou Lee (8)                                                981,917      6.38        981,917      6.38
Samuel E. Benjamin, MD (9)                                        898,333      5.84        898,333      5.84
Linda Jacobsen Franklin (10)                                      829,166      5.39        829,166      5.39
Union Bank, 18300 Von Karman, Irvine, CA 92713 (11)               658,750      4.46        658,750      4.46
John A. Karsten (12, 13)                                          504,114      3.25        504,114      3.25
Robert B. Lyons (12, 14)                                          135,000      *           135,000      *
Richard A. Sullivan (12, 15)                                      165,600      *           165,600      *
Joseph Caligiuri (16)                                              45,000      *            45,000      *
Susan L. Preston (16)                                              30,000      *            30,000      *
Jacob Y. Terner (16)                                               37,500      *            37,500      *
All Directors and Officers as a group (7 persons) (17)            921,514      5.93        921,514      5.93



         Number of Shares Beneficially Owned by Series C Convertible Preferred Holders (1)(2)(3)
         -----------------------------------------------------------------------------
                                                              Series C Convertible     Assuming Conversion
Name                                  Address                 Preferred Shares    %    to Common Shares    %
----                                  -------                 -----------------  ---   -----------------  ---

Walter Levison       Bare Hill Associates Pension Plan              518.4        33.3          752         *
                     One Cranberry Hill, Lexington, MA  02173
Kevin Landry         TA Associates Partners Profit Sharing          518.4        33.3          752         *
                     Trust
                     45 Milk Street, Boston, MA  02109
Roe Stamps, IV       Summit Partners as Trustee of IRA Account      259.2        16.7          376         *
                     One Beacon Street, Boston, MA 02108
Stephen Woodsum      TA Associates Partners Profit Sharing          115.5        10.0          167         *
                     Trust
                     45 Milk Street, Boston, MA 02109
William Schwenk      200 Downer Avenue, Hingham, MA 02043           103.7         6.7          150         *

*     Less than one percent.
(1) Unless otherwise specified, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the Common Stock which they beneficially own.
(2) Holders of the Series C Preferred Stock are deemed to own beneficially the Common Stock into which the Series C Preferred Stock is convertible. The "Assuming Conversion of the Series C Preferred Stock" column assumes that all holders of the Series C Preferred Stock have converted their Series C Preferred Stock into shares of Common Stock.
(3) The Holders of Series C Convertible Preferred Stock are entitled to vote with the holders of the outstanding shares of Common Stock, and not as a separate class, except upon such matters with respect to which they are specifically granted the right to vote as a class by the California General Corporation Law. Holders of Series C Convertible Preferred Stock are entitled to vote on an as-converted basis. At the record date the conversion ratio was 1.45. The holders of Series C Preferred Stock are provided 1.45 votes for each share of Series C Preferred Stock owned.


(4) Includes warrants and A warrants that are exercisable. Mr. Becker's add-ress is 55 East End Avenue, Apt. 7A, New York, New York 10028.
(5) Includes 1,329,000 shares of Common Stock, owned of record by Mr. Yeung, also includes 31,975 1993 Debentures Shares and 2,000 1993 Debentures Warrants Shares.
(6) At June 30, 1995, Convertible Subordinated Debentures sold in 1993 are convertible into shares of Common Stock (the "1993 Debentures Shares"). Warrants issued concurrently with the Debentures are exercisable into shares of Common Stock (the "1993 Debentures Warrants Shares").
(7) Includes the A Warrants, which are exercisable. Max Goldring Trust's add-ress is c/o Paul Garrett, Trustee, 11920 Currituck Drive, Los Angeles, California, 90049.
(8) Includes the A Warrants, which are exercisable. Mr. Lee's address is 924 Maple Road, Flessmoor, Illinois, 60422.
(9)   Dr. Benjamin's address is  2763  Roscomare Road,  Los Angeles, California,
      90077.
(10) Includes the A Warrants, which are exercisable. Ms. Franklin Jacobsen's address is 201 E 17 Street, New York, New York, 10003.
(11) All the shares of Common Stock owned by Union Bank have been deposited into a Voting Trust in accordance with the Company's Wespercorp Voting Trust Agreement (the "Voting Trust"). The Trust Agreement provides for three trustees, who shall be officers or directors of the Company. As of January 5, 1996, the Trustees are John A. Karsten, Robert B. Lyons and Richard A. Sullivan. The trustees of the Voting Trust have full power to vote all shares subject to the Voting Trust in their discretion, except that the trustees will vote at the direction of Union Bank in connection with any proposed: (i) sale of all or substantially all of the assets of the Company, (ii) any amendment to the Articles of Incorporation, or (iii) a merger of the Company in which the Company will not be the surviving entity.
(12) Does not include  shares  subject to the Voting  Trust as described in item
(11).
(13) Includes 451,614 shares of Common Stock, owned of record by Mr. Karsten; also includes options to purchase 45,000 shares of Common Stock, which options were vested pursuant to the July 1, 1994 and July 1, 1995 grants each of 30,000 Directors Options to Mr. Karsten.
(14) Reflects those options to purchase such number of shares shown, which options were granted pursuant to the ISO Plan. Also includes options to purchase 105,000 shares of Common Stock, which options were vested pursuant to the April, 1994 and April, 1995 grants each of 60,000 Chairman's Options.
(15) Reflects those options to purchase such number of shares shown, which options were granted pursuant to the ISO Plan.
(16) Reflects those options to purchase shares of Common Stock, which options were vested pursuant to the 1994 and 1995 grants each of 30,000 Director's Options.
(17) Includes all shares of Common Stock and options referenced in footnotes 13, 14, 15, and 16, above, and includes an option granted to an executive officer of the Company, who is not a director, which options are exercisable within 60 days of the date of this Proxy Statement for 9,000 shares of Common Stock. The address of the foregoing persons is c/o the Company at 7390 Lincoln Way, Garden Grove, California, 92641.

                              ELECTION OF DIRECTORS

         A Board of five Directors is to be elected at the Annual Meeting, to hold office until the next Annual Shareholders Meeting. The Board of Directors of the Company proposes the five nominees named below. The accompanying Proxy may only be voted in order of preference and with such cumulation, if appropriate, as the persons appointed as proxies in the accompanying Proxy may in their discretion determine. All nominees have advised the Company that they are able and willing to serve as Directors; however, if any nominee refuses or is unable to serve, the persons appointed as proxies in the accompanying Proxy will vote for another person nominated by the Board of Directors. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS APPOINTED AS PROXIES THEREIN WILL VOTE FOR THE ELECTION OF THE FIVE DIRECTORS LISTED BELOW.

         The following information, which is as of January 5, 1996, has been furnished to the Company by the nominees:

Name                               Age                  Elected Director Since
----                               ---                  ----------------------
John A. Karsten                    63                            1975
Robert B. Lyons                    58                            1988
Susan L. Preston                   41                            1994
Richard A. Sullivan                54                            1994
Thomas J. White                    36                              -

         All directors serve from their date of election until the next Annual Shareholders Meeting. Executive officers are appointed by the Board of Directors. Directors other than executive officers receive no cash compensation for their services as directors, although the Company's By-Laws permit such payment. No current director or executive officer has any arrangement or understanding whereby he or she has been or will be selected as a director. Further, no nominee for director is related to any other director or executive officer.

Robert B. Lyons has been a Director of the Company since January, 1989, and has been the Chairman of the Board since April, 1994. From 1984 through the present, Mr. Lyons has served in various capacities at the Aerospace and Defense Sector of GenCorp. Prior to that, Mr. Lyons spent 18 years in various technical and management positions with Ford Aerospace and Communications Company, now Loral Aerospace. He served on the Board of Directors of Western Empire Savings and Loan from 1981 to 1988. Mr. Lyons has previously served on the City Council of Placentia, California, as a Councilman, Mayor and Treasurer, on the Placentia Planning Commission and on the Placentia Library District Board of Trustees.

Richard A. Sullivan was appointed as a Director and as President and Chief Executive Officer of the Company in April, 1994. He held the position of Executive Vice President and General Manager of the Company's subsidiary since April, 1993, and was Vice President Sales and Marketing for MicroProbe Corporation ("MicroProbe"), and for Source Scientific Systems, Inc. from May, 1989, until the Company acquired the Source Subsidiary in January, 1994. Previously, he was President of LAB 2000 in Florida, a company specialized in import and export of clinical and industrial products worldwide. From 1980 to 1988 he held various positions in Baker Instruments Company of Pennsylvania, including Director of International Sales and Vice President of Sales and Marketing. Mr. Sullivan holds a B.S. in Medical Technology from the University of Buffalo, New York, and an MBA in marketing from Pace University.

John A. Karsten has been a director of the Company since he co-founded it in 1975. He was Secretary from November, 1990, to August 30, 1994. From November, 1990, to June, 1994, he served as the Company's Vice President and Chief Financial Officer. From 1984 through 1989, he served as President and Chief Executive Officer of Hughes Electrical Management System, Inc., City of Industry, California, a privately held firm engaged in the design, marketing and installation of electrical energy management systems.

Susan L. Preston has been a director of the Company since May, 1994. She is employed by the Company as Director of Legal Affairs. From 1992 to 1994, she was Vice President and General Counsel for MicroProbe. From 1991 to 1992, she provided legal and technical background to EMCON Northwest, a national environmental consulting firm involved in hydrogeology, remediation and analytical services. She represented and managed Univar Corporation's involvement on various Superfund site committees from 1990 to 1991 and was environmental counsel for Weyerhauser Company from 1986 to 1990.

Thomas J. White is the CEO and a director of VLSystems, Inc. in Irvine, California, a systems integration and software development company specializing in computer assisted design (CAD) systems. Under his direction, VLSystems achieved a $1.2 million net worth turnaround in 3 years. From 1988 to 1990, he was Vice President of Finance and Operations for Marketing Publications, Inc. and from 1986 to 1988, he managed operations, tax and financial analysis for Foxley and Company in Denver, Colorado. As a CPA, he has held Senior Tax Specialist positions with Coopers & Lybrand in Denver, from 1984 to 1985, and with Peat Marwick in Decatur, Illinois, from 1981 to 1984. Mr. White has been a certified public accountant since 1981, and holds a B.S. in Accounting from Illinois State University.

Executive Compensation

         The following table sets forth information regarding compensation paid by the Company to its Chief Executive Officer (the "Named Officer") during each of the Company's last three fiscal years. No other executive officer of the Company received salary and bonus payments in excess of $100,000 during the fiscal year ended June 30, 1995, except for those who terminated their relationships with the Company.


                                                                        Long Term Compensation
                                                                            Awards (2)
                                                                          ------------
Name and Principal Position (1)             Annual Compensation         Securities Underlying
-------------------------------             -------------------
                                            Year          Salary ($)       Options (#)
                                            ----         ----------       ------------

Richard A. Sullivan                         1995         109,600
President and Chief Executive Officer       1994         103,021          200,000

Bruce Lynch                                 1994          47,687              0
(Resigned as President and Chief
Executive Officer on April 28, 1995)

Peter C. Yeung                              1994          49,228              0
(Resigned as President and Chief            1993          73,843            4,000
Executive Officer on January 5, 1994)


 (1) During the fiscal year ended June 30, 1994, three persons consecutively held the position of President and Chief Executive Officer. Mr. Sullivan became President and Chief Executive Officer on May 1, 1994. Bruce W. Lynch served as President and Chief Executive Office from January 5, 1994, to April 30, 1994, and received $47,687 in salary. Peter C. Yeung served as President and Chief Executive Officer until January 5, 1994, and, during the fiscal year, received $49,228.20 in salary. Mr. Yeung received additional compensation under the provisions of a severance agreement.
 (2) The Company has no stock appreciation rights plan. The Company has an incentive stock option plan.

Options Exercises and Year-End Value Table
------------------------------------------

         The table below sets forth information regarding (i) the exercise of stock options by the Named Officer during the fiscal year ended June 30, 1995, and up to and including the first quarterly period ended September 30, 1995, and through January 5, 1996; (ii) the number of unexercised options held by the Named Officer as of January 6, 1996, and (iii) the value as of January 6, 1996, of unexercised in-the-money options held by the Named Officer.


                                                   Number of Securities Underlying       Value of Unexercised
                                                    Unexercised Options                  In-the-Money Options
                     Shares Acquired    Value            at 01/05/96 (#)                    at 01/05/96 ($)
     Name            on Exercise (#)  Realized ($)   Exerciseable/Unexerciseable     Exerciseable/Unexerciseable (1)
     ----            ---------------  -----------    ---------------------------     ------------------------------

Richard A. Sullivan        -0-           -0-             150,000/50,000                  19,500/6,500



(1) Value per share is based on the difference between the option exercise price per share and current market price per share of Common Stock ($0.63 per share) as of January 5, 1996.

NOTE:    No SAR's were granted during Fiscal Year 95. All options granted to Mr.
Sullivan were granted at their fair market value.

                                   Option Grants in Fiscal Year 94 (1)

                                           % of Total Options
                           Options        Granted to Employees to    Exercise or Base
Name                       Granted (#)    Employees in Fiscal Year    Price ($/Share)    Expiration Date
----                       -----------    ------------------------    ---------------    ---------------

Richard A. Sullivan          200,000              100.0                 $0.50             12/31/99


(1)  There were no option grants in Fiscal Year 1995.

Directors' Fees and Employment Contracts
----------------------------------------

         During the fiscal year 1995, the Company did not pay a directors' fee to any directors on the Board. The following table sets forth information regarding directors or officers who had consulting and related agreements with the Company during Fiscal Year 1995.


                     Dates of Agreement/
Name of Director    Working Relationship  Compensation       Scope of Services Provided
----------------    --------------------  --------------     ---------------------------
John A. Karsten     July 1, 1994 to       $5,833.33          Accounting and Financial preparation of
                    October 31, 1994      per month          fiscal year end documentation (part time)

Susan L. Preston    February 1, 1994      $80.00 per hour    General Counsel, contract and patent matters
                    to December 31, 1994

Susan L. Preston    January 1, 1995       $4,100             Part-time employment as Director
                    to present                                of Legal Affairs

Robert  B.  Lyons   May  15,  1994        $100.00  per       Marketing support, mergers, divestitures,
                                          hour               acquisitions and special projects


The Company has employment agreements with Susan Preston, a director; Richard A. Sullivan, an offricer and director; and with Mokhtar A. Shawky and Catherine Curtis, who are officers of the Company.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business which may be properly presented for action at the Annual Meeting and which is required to be disclosed in this Proxy Statement except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, including matters incident to the conduct of the meeting and any Shareholder proposal omitted from the Proxy Statement and Proxy pursuant to the Proxy rules of the Securities and Exchange Commission, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed form of Proxy and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report to Shareholders which includes financial statements for the fiscal years ended June 30, 1994 and 1995, is being sent to the Shareholders concurrently with mailing of this Proxy Statement. The Annual Report is not to be considered as part of the soliciting material.

                             SHAREHOLDERS' PROPOSALS

         It is presently anticipated that the 1995 Annual Meeting of Shareholders will be held on Wednesday, February 21, 1996. Shareholders desiring to exercise their rights under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the Shareholders at the 1996 Annual Meeting are advised that their proposals must be received by the Company no later than August 1, 1996 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS

Garden Grove, California                         Catherine Curtis
January 5, 1996                                    Secretary

Copies of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, including financial statements, can be obtained without charge by holders (including beneficial owners) of the Company's Common Stock and Series C Preferred Stock, from Catherine Curtis, Corporate Secretary, 7390 Lincoln Way, Garden Grove, California 92641.